May 15, 1996



Southwestern Energy Company
1083 Sain Street
Fayetteville, AR  72703

Ladies and Gentlemen:

     I am Assistant Secretary of Southwestern Energy Company, an Arkansas corporation (the "Company"), and as such have acted as the Company's advisor in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8, (the "Registration Statement") and the related prospectus (the "Prospectus"), relating to the offering from time to time up to 240,000 shares of the Company's common stock, including related purchase rights (the Shares), to non-employee directors of the Company and its subsidiaries pursuant to the Company's 1993 Stock Incentive Plan for Outside Directors (the "Plan").

     I have participated in the preparation of the Registration Statement and the Prospectus and have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

     Based on the foregoing, it is my opinion that:

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Arkansas.

     2. The Shares have been duly authorized by all necessary corporate action of the Company and validly reserved for issuance as provided by the Plan. There are no preemptive rights of stockholders as such with respect to such issuance of the Shares, and when such shares are issued pursuant to the Plan as described in the Registration Statement, such shares will be legally issued, fully paid, and nonassessable and will constitute legal, valid, binding and enforceable obligations of the Company.


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Southwestern Energy Company
May 15, 1996
Page Two

     In rendering this opinion, I express no opinion other than as to the law of the State of Arkansas and the United States of America.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Legal Opinion" in the Prospectus without admitting that I am an "expert" under the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,



Jeffrey L. Dangeau
Attorney and Assistant Secretary
Southwestern Energy Company